UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 1, 2024
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2230 Bandmate Way
Raleigh, NC 27607
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2024, Bandwidth Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “Bartolo Letter Agreement”) with Anthony F. Bartolo, the Company’s outgoing Chief Operating Officer, in connection with his resignation. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC by the Company on May 7, 2024, Mr. Bartolo previously submitted his resignation but remained employed by the Company through July 1, 2024. The Bartolo Letter Agreement provides for:
•the acceleration, to July 1, 2024, of the vesting of 62,630 restricted stock units (“RSUs”) held by Mr. Bartolo. The remaining 73,626 RSUs held by Mr. Bartolo were forfeited following his last day of employment.
•the issuance to Mr. Bartolo, on July 1, 2024, of an immediately vested award of RSUs which will be released to Mr. Bartolo on March 14, 2025 (or, if he dies before March 14, 2025, within 30 days following his death but no later than March 14, 2025), subject to his compliance with the Bartolo Letter Agreement and the Employment Agreement, dated February 22, 2022 and amended as of March 24, 2022, between Mr. Bartolo and the Company (together, the “Existing Agreements”). The number of shares of the Company’s Class A common stock to be released to Mr. Bartolo shall be determined by dividing $1,107,760 by the closing price of the Company’s Class A common stock on the last trading day that immediately precedes March 14, 2025 or, if earlier, the date of his death.
•for a period of twelve months, the cash payment of a healthcare stipend in the amount of $2,540.00 per month (grossed-up for taxes) intended to facilitate Mr. Bartolo’s purchase of healthcare coverage.
In the event that Mr. Bartolo fails to comply with, or breaches, the Existing Agreements, the amounts payable under the Bartolo Letter Agreement will be subject to repayment to the Company, including with respect to the RSUs that were granted on July 1, 2024.
The foregoing description of the Bartolo Letter Agreement is not complete and is qualified in its entirety by reference to the Bartolo Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.
On July 1, 2024, the Company appointed Devesh Agarwal, its Chief Software Strategy Officer, to serve in an additional capacity as its Interim Chief Operating Officer. Mr. Agarwal and the Company entered into an Employment Agreement (the “Employment Agreement”) on July 1, 2022.
The principal terms of the Employment Agreement with Mr. Agarwal provide that:
•Mr. Agarwal’s employment with the Company under the Employment Agreement commenced on July 12, 2022 (the “Effective Date”), and will continue until December 31 of each year, subject to automatic extensions for successive one-year periods unless either the Company or Mr. Agarwal provides the other party timely notice of non-renewal and subject to earlier termination in accordance with the terms of the Employment Agreement.
•Mr. Agarwal’s annual base salary is $350,000 and his target incentive amount under the Company’s annual cash incentive program is 50% of his salary.
•If Mr. Agarwal’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement) or if Mr. Agarwal resigns for Good Reason (as defined in the Employment Agreement) (either, a “Qualifying Termination”), Mr. Agarwal will receive cash severance payments equal to 100% of his base salary plus 100% of his cash incentive bonus (determined based on the achievement of target performance), payable over a period of twelve months, plus a monthly healthcare stipend (grossed-up for taxes) for a period of twelve months. Additionally, upon a Qualifying Termination, any RSUs or any other time-based equity award will become vested as to the portion (if any) that is scheduled to vest within the 6 months following Mr. Agarwal’s termination, provided that upon Mr. Agarwal’s death or upon change in control of the Company, such awards will become fully vested.
Mr. Agarwal is subject to a non-competition and non-solicitation restriction that will last for 12 months after the termination of his employment.
The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: July 5, 2024	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	General Counsel and Secretary